MAINE PUBLIC SERVICE COMPANY

209 STATE STREET, PO BOX 1209

PRESQUE ISLE, MAINE 04769-1209

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

MAY 8, 2001

April 4, 2001

To the Common Stockholders of

MAINE PUBLIC SERVICE COMPANY

Notice is hereby given that the Annual Meeting of the Stockholders of Maine Public Service Company will be held at the principal office of the Company, 209 State Street, Presque Isle, Maine, on Tuesday, May 8, 2001, at 10:00 a.m. (Eastern Daylight Time), for the following purposes:

1. Electing three members of the Board of Directors to serve until the Annual Meeting of the Stockholders in 2004, or until their successors are elected and qualified.

2. Acting upon any and all other matters in connection with or for the purpose of effecting the foregoing, or as otherwise may properly come before the Meeting or any and all adjournments thereof.

Further information regarding voting rights and the business to be transacted at the Meeting is given in the annexed Proxy Statement.

Only Common Stockholders of record on the stock transfer books of the Company at the close of business on March 30, 2001, will be entitled to vote at the Meeting. Stockholders who are unable to attend the Meeting in person and wish to have their stock voted are requested to sign, date and return promptly the accompanying Proxy.

Your continued interest as a stockholder in the affairs of your Company, its growth and development is genuinely appreciated by the officers and personnel who serve you.

By Order of the Board of Directors,

STEPHEN A. JOHNSON

Clerk

PROXY STATEMENT

MAINE PUBLIC SERVICE COMPANY

209 STATE STREET, PO BOX 1209

PRESQUE ISLE, MAINE 04769-1209

ANNUAL MEETING OF STOCKHOLDERS, MAY 8, 2001

April 4, 2001

PROXY AND SOLICITATION

The accompanying Proxy is solicited on behalf of the Board of Directors of Maine Public Service Company (the "Company") for use at the Annual Meeting of the Stockholders to be held at the principal office of the Company, 209 State Street, Presque Isle, Maine, on Tuesday, May 8, 2001, at 10:00 a.m. (Eastern Daylight Time), and at any and all adjournments thereof, for the purposes set forth in the Notice of said meeting annexed hereto and incorporated herein by this reference. This Proxy Statement and accompanying Proxy has been sent to all stockholders entitled to vote at the Annual Meeting on or about April 4, 2001.

The cost of soliciting proxies is to be borne by the Company. The Company has retained Corporate Investor Communications, Inc., 111 Commerce Road, Carlstadt, NJ 07072-2586 to assist in the solicitation of proxies at an estimated cost of $4,000 plus reasonable out-of-pocket expenses. The Company will, upon request, pay brokers and other persons holding stock in their names or in the names of nominees their expenses for sending proxy material to principals and obtaining their proxies. In addition to the use of the mails, proxies may be solicited by personal interview, by telephone or by telegraph by certain of the Company's employees without compensation therefor.

Stockholders who execute proxies retain the right to revoke them at any time before they are voted by submitting a written statement to the Clerk of the Company, by submitting a duly executed Proxy bearing a later date or by appearing in person at the meeting. A Proxy in the accompanying form when it is returned properly executed will be voted at the meeting.

COMMON STOCK OUTSTANDING AND VOTING RIGHTS

On March 30, 2001 (the "record date"), the Company had outstanding 1,573,060 shares of Common Stock (exclusive of 294,190 shares of Treasury Stock which is not entitled to vote). The Common Stock (holders of which are herein occasionally referred to as the "Stockholders") is the only class of stock entitled to vote at this meeting and all the holders thereof are entitled to one vote for each share held on all matters, except that in the election of Directors, each Common Stockholder upon proper notice is entitled to cumulative voting (each Common Stockholder being entitled to as many votes as shall equal the number of shares held on the record date multiplied by the number of Directors to be elected, and each Stockholder may cast all of such votes for a single Director or distribute them among the total number of Directors to be elected or among any number of such Directors as such Stockholder may see fit). Only Common Stockholders of record on the stock transfer books of the Company at the close of business on the record date will be entitled to vote at the meeting.

As of December 31, 2000, the following companies each beneficially owned 5% or more of the Company's Common Stock:

Name and Address of	Number of Shares of Common
Beneficial Owner	Stock Beneficially Owned	Percent of Class
Franklin Resources, Inc.	85,000	5.4%
777 Mariners Island Blvd.
San Mateo, CA 94404
Dimensional Fund Advisors, Inc.	83,100	5.3%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401

As of March 1, 2001, the named directors and executive officers of the Company, individually and as a group, beneficially owned the following class of the Company's Common Stock:

Name of		Number of Shares (1)
Beneficial Owner	Position	Beneficially owned
Robert E. Anderson	Director	1,090
Paul R. Cariani	President and Chief Executive Officer	1,331.5
Donald F. Collins	Director (Retiring as of this Annual Meeting)	828
D. James Daigle	Director	590
Richard G. Daigle	Director	720
J. Gregory Freeman	Director	590
Deborah L. Gallant	Director	590
Nathan L. Grass	Director	604
G. Melvin Hovey	Chairman of the Board	3,290(2)
J. Paul Levesque	Director	590
Larry E. LaPlante	Vice President, Treasurer and	542.4
	Chief Financial Officer
Stephen A. Johnson	Vice President and General Counsel,	670
	Secretary and Clerk
All Directors and Officers as a Group (Twelve)		11,435.9

  The Directors and Officers as a group own in the aggregate less than 1% of the Company's outstanding Common Stock.

(2) 1,650 of these shares are held by Mr. Hovey's spouse. Mr. Hovey disclaims beneficial ownership of all such shares.

None of the persons listed above own beneficially, directly or indirectly, any of the securities of the Company's Subsidiaries,

Maine and New Brunswick Electrical Power Company, Limited, or Energy Atlantic, LLC.

ELECTION OF DIRECTORS

The shares represented by the proxies which are executed and returned without direction will be voted at the meeting for the election as Directors of the persons named as nominees in the table set forth below but, in the event that Directors are to be elected by cumulative voting, in the discretion of the proxy holders as to the manner in which the votes represented thereby will be distributed among such nominees. All of the nominees have indicated their willingness to serve as Director until the expiration of their respective terms and until their successors shall have been duly chosen and qualified.

Should any of the nominees for the office of Director become unable to accept a nomination or election (which is not anticipated), it is intended that the persons named in the accompanying form of proxy will vote for the election of such other person as the Board of Directors may recommend in the place of such nominee. Nominees for Director who receive the greatest number of votes by Common Stockholders entitled to vote, even though not a majority of votes cast, shall be elected. Therefore, abstentions and broker non-votes have no effect on the election of Directors.

The Company currently has ten Directors, of which four have a term of office that will expire with the forthcoming Annual Meeting on May 8, 2001, and of those four, Mr. Collins, who has been a Director since 1979, will retire as of that date and, therefore, is not standing for election. The Company's Restated Articles of Incorporation (the "Articles") authorize the Board of Directors or the Stockholders to fix the number of Directors from time to time, provided that such number shall not be less than nine nor more than eleven. In accordance with the Articles, the Board of Directors will fix the number of Directors at nine upon retirement of Mr. Collins.

The Board is divided into three classes of directorships, with directors in each class serving staggered three-year terms. One class is elected each year for a three-year term. The class whose term will expire at the 2001 Annual Meeting consists of three nominees, all of whom are now Directors of the Company. Therefore, the Stockholders are asked to elect Messrs. Cariani, R. Daigle, and Freeman, all of whom have been duly nominated by the Board of Directors, to serve a term of office until the 2004 Annual Meeting of Stockholders and their respective successors have been elected and qualified.

DIRECTORS AND NOMINEES
Name and Business Experience for		Year First Elected
Last 5 Years	Age	Director
(Nominees for terms expiring in 2004)
PAUL R. CARIANI (1)	60	1992
President of the Company
Presque Isle, Maine
RICHARD G. DAIGLE (2) (3)	53	1994
President, Daigle Oil Company
Fort Kent, Maine
J. GREGORY FREEMAN (5) (6)	64	1985
President and Chief Executive Officer
Pepsi-Cola Bottling Company of Aroostook, Inc.
Presque Isle, Maine
(Directors whose terms expire in 2003)
ROBERT E. ANDERSON (4) (6)	63	1993
Chairman of the Board, Chief Financial Officer
and Former President
F. A. Peabody Company
(Insurance) Houlton, Maine
NATHAN L. GRASS (3)	62	1983
President, Grassland Equipment, Inc.
Presque Isle, Maine
J. PAUL LEVESQUE (2) (4)	70	1985
President and Chief Executive Officer
J. Paul Levesque & Sons, Inc. (Lumber Mill) and
Antonio Levesque & Sons, Inc. (Logging Operation)
Masardis, Maine
(Directors whose terms expire in 2002)
D. JAMES DAIGLE (3)	65	1973
President
D & D Management Co.
Orlando, Florida
DEBORAH L. GALLANT (3) (5)	48	1994
President & CEO, D. Gallant Management Associates
(Management Consultants) Portland, Maine
G. MELVIN HOVEY (1) (4) (6)	71	1981
Chairman of the Board
Presque Isle, Maine

(1) Mr. Hovey is Director, Chairman of the Board of the Subsidiary, Maine and New Brunswick Electrical Power Company, Ltd. Mr. Cariani is President of this Subsidiary.

(2) Member of the Audit Committee.

(3) Member of the Executive Compensation Committee.

(4) Member of the Pension Investment Committee.

(5) Member of the Nominating Committee.

(6) Member of the Budget & Finance Committee.

DIRECTORS AND COMMITTEE MEETINGS

During the year 2000, the Directors held a total of ten meetings.

The Audit Committee held four meetings in 2000. The functions of the Audit Committee are to: (1) recommend the selection, retention and termination of the Company's external auditors; (2) approve in advance the types of professional services for which the Company would retain the external auditors; (3) review the overall scope of the audit with external auditors, the financial statements and external audit results and recommendations of the independent audit with management; (4) provide, on behalf of the Company as Energy Atlantic, LLC's managing member, general review of the business affairs of Energy Atlantic, LLC, a Company subsidiary; and (5) provide whatever additional functions it deems necessary in connection with the internal accounting and reporting practices of the Company. The Board has adopted a written charter for the Audit Committee. A copy of this charter is included as Appendix A of this Proxy Statement.

The Executive Compensation Committee held four meetings, and the Pension Investment Committee held two meetings in 2000.

The function of the Executive Compensation Committee is to review the total compensation of the officers, to make recommendations to the Board with respect to officer and director compensation as it deems appropriate, and to oversee the Company's efforts to promote economic development within its service territory.

The function of the Pension Investment Committee is to review the management of the Company's pension fund by the pension fund trustee and to make recommendations with respect to the management of such fund to the Board and management as it deems necessary.

The Nominating Committee held no meetings in 2000. The function of the Nominating Committee is to review potential candidates for the office of Director and to make recommendations to the Board with respect to such candidates as it deems appropriate. The Nominating Committee will consider nominees recommended by Stockholders. Such recommendations shall be forwarded to the Clerk of the Company, PO Box 1209, Presque Isle, ME 04769-1209.

The Budget and Finance Committee held two meetings in 2000. The function of the Budget and Finance Committee is to review and oversee the capital and operation budgets of the Company and to make recommendations regarding the same to the Board as it sees fit.

During 2000, all Directors, except Mr. Levesque, attended 75% or more of the aggregate number of meetings of the Board of Directors and committees on which they serve.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed with management the Company's 2000 audited financial statements. It has discussed with the firm of PricewaterhouseCoopers, LLP (PWC), the Company's independent auditors, the matters required to be discussed by SAS 61, has received from PWC the written disclosure and letter required by Independence Standards Bond Standard No. 1, and has discussed with PWC that firm's independence. Based on this review and these discussions, the Audit Committee has recommended to the Company's entire Board of Directors that the Company's financial statement, audited by PWC, be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

The Audit Committee does not consider that PWC's provision of services involving matters other than auditing the Company's financial statements in any way impairs PWC's status as an independent auditor of the Company's financial statements.

Donald F. Collins, Chairman

Richard G. Daigle

J. Paul Levesque

Members, Audit Committee.

All three members of the Audit committee are independent as defined under Section 121(A) of the AMEX's listing standards.

AUDIT FEES

For fiscal year 2000, the aggregate fees billed for professional services rendered by PricewaterhouseCoopers, LLC, the Company's independent auditors, for the audit of the Company's annual financial statements for fiscal year 2000 and reviews of the financial statements in the Company's Form 10-Q for that fiscal year were $114,300.

ALL OTHER FEES

For fiscal year 2000, the aggregate fees billed for services rendered by PricewaterhouseCoopers, LLC for services that did not involve auditing and reviewing the Company's financial statements were $102,389.

EXECUTIVE COMPENSATION

The following summary compensation table sets forth the total compensation paid by the Company and its Subsidiaries in 1998, 1999, and 2000 to Paul R. Cariani, the Company's Chief Executive Officer, Stephen A. Johnson, the Company's Vice President and General Counsel, and to Larry E. LaPlante the Company's Vice President, Treasurer, and Chief Financial Officer. Except for Messrs. Cariani, Johnson, and LaPlante, no executive officer of the Company had an annual compensation of more than $100,000 during the Company's last fiscal year, ended December 31, 2000.

SUMMARY COMPENSATION TABLE
	Annual Compensation (1)
Name & Principal				Other Annual (3)	All Other
Position	Year	Salary ($)	Bonus ($) (2)	Compensation ($)	Compensation ($)
PAUL R. CARIANI	2000	162,409	4,771	2,555	0
President and	1999	142,145	12,844	2,194	0
Chief Executive Officer	1998	127,776	4,854	2,084	0
STEPHEN A. JOHNSON	2000	117,779	3,528	1,399	0
Vice President and	1999	110,027	10,626	1,461	0
General Counsel	1998	104,013	3,990	1,455	0
LARRY E. LAPLANTE	2000	103,108	3,091	1,158	0
Vice President, Treasurer	1999	93,986	8,828	1,344	0
and Chief Financial Officer

(1) The Company does not provide any long-term compensation.

(2) Refer to the Board Executive Compensation Committee Report, beginning on Page 9.

(3) The amounts in this column include: (a) For Mr. Cariani in 2000, $1,671 for the Company's match under the 401(k) Plan and $884 for the value of insurance premiums paid by the Company for Term Life Insurance in an amount equal to Mr. Cariani's annual salary. For Mr. Cariani in 1999, $1,556 for the Company's match under the 401(k) Plan and $638 for the value of insurance premiums paid by the Company for Term Life Insurance in an amount equal to Mr. Cariani's annual salary. For Mr. Cariani in 1998, $1,334 for the Company's match under the 401(k) Plan; $697 for the value of insurance premiums paid by the Company for Term Life Insurance in an amount equal to Mr. Cariani's annual salary; and $53 is the value of personal use of a Company-owned automobile. (b) For Mr. Johnson in 2000, $1,213 for the Company's match under the 401(k) Plan and $186 for the value of insurance premiums paid by the Company for Term Life Insurance in an amount equal to Mr. Johnson's annual salary. For Mr. Johnson in 1999, $1,209 for the Company's match under the 401(k) Plan and $252 for the value of insurance premiums paid by the Company for Term Life Insurance in an amount equal to Mr. Johnson's annual salary. For Mr. Johnson in 1998, $1,084 for the Company's match under the 401(k) Program; $310 for the value of insurance premiums paid by the Company for Term Life Insurance in an amount equal to Mr. Johnson's annual salary; and $61 is the value of personal use of a Company-owned automobile. (c) For Mr. LaPlante in 2000, $1,062 for the Company's match under the 401(k) Plan and $96 for the value of insurance premiums paid by the Company for Term Life Insurance in an amount equal to Mr. LaPlante's annual salary. For Mr. LaPlante in 1999, $1,030 for the Company's match under the 401(k) Plan; $214 for the value of insurance premiums paid by the Company for Term Life Insurance in an amount equal to Mr. LaPlante's annual salary; and $100 is the value of personal use of a Company-owned automobile.

As of January 1, 2000, the Company had in effect employment agreements with Paul R. Cariani, President and Chief Executive Officer; Stephen A. Johnson, Vice President and General Counsel; and Larry E. LaPlante, Vice President, Treasurer and Chief Financial Officer. Each of these agreements goes through December 31, 2001, subject to automatic renewals for three-year terms. Under these agreements, if the Company terminates the employment of Messrs. Cariani, Johnson, or LaPlante within two years following any change in control at the Company, the Company will pay him an amount equal (i) to two times his then current salary and (ii) two times the amount to which he would have been entitled under the Company's Incentive Compensation Plan, assuming all applicable performance goals had been satisfied. The agreements also provide for the continuation of the executives' benefits under the then current health, life and disability (but not pension) for two years after termination.

In addition, on May 12, 1992, the Company adopted a prior service executive retirement plan. Under this plan, which is unfunded, certain prior employment of Mr. Johnson, which is relevant to his present occupation, will be treated as years of service for the purpose of accruing benefits under the terms of the Company's pension plan.

RETIREMENT PLAN

Pension costs are not and cannot be readily allocated to individual employees. The Company normally contributes 100% of the remuneration of plan participants. The following Pension Plan Table shows the estimated annual benefits payable upon retirement:

Pension Plan Table
In Dollars
Highest Average Annual
Three Consecutive Years	Annual Benefits for Years of Service
Base Salary (1)	15 yrs	20 yrs	25 yrs	30 yrs or more
120,000	22,912	33,402	43,902	54,402
130,000	25,527	36,902	48,277	59,652
140,000	28,152	40,402	52,632	64,902
150,000	30,777	43,902	57,027	70,152
160,000	33,402	47,402	61,402	75,402
170,000	36,027	50,902	65,777	80,652

(1) Because of requirements of the Internal Revenue Code, annual compensation that can be used in calculating retirement benefits is limited to a maximum of $170,000 in 2000.

The compensation covered by the Plan consists of the participant's highest average annual three consecutive years salary, which corresponds to the salary shown on the Summary Compensation Table above. Benefits under the Plan are computed based on a straight-life annuity and are subject to benefits under the Federal Social Security Act. The table above reflects benefits after the Social Security offset.

The estimated annual benefits payable upon retirement to the Company's current executive officers, Messrs. Cariani, Johnson, and LaPlante were $80,652, $55,678, and $47,708, respectively. These amounts are based upon the assumption that these officers will continue their employment at their salary rate at January 1, 2001, until their normal retirement dates and the Company's retirement plan will continue in effect. Messrs. Cariani, Johnson, and LaPlante have 30, 15, and 16 years, respectively, in the plan. Mr. Johnson is also entitled to the prior service retirement plan, which was described in the "Executive Compensation" section.

Directors who are not employees of the Company are not eligible to participate in the Company's Retirement Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP

REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than ten percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission and the American Stock Exchange initial reports of changes in ownership of Common Stock of the Company. Officers, directors and greater than ten-percent beneficial owners are required by the SEC to furnish the Company with copies of all Section 16(a) forms they file.

To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 2000, all such Section 16(a) filing requirements were complied with.

DIRECTORS' COMPENSATION

Directors who are not employees are compensated on an annual basis at $7,000, except for the Chairman whose current compensation is $11,200. Non-employee directors are also paid $600 for each Directors' meeting and Committee Meeting attended, if that Committee Meeting is not held on the same day as the Directors' Meeting. The Chair of each Committee is compensated on an annual basis at $600. If the Committee Meeting is held on the same day as a Directors' Meeting, non-employee Directors are paid $400 for each Committee Meeting attended. Each non-employee Director shall also be compensated $100 for each telephonic Directors' Meeting in which that Director participated.

Effective March 31, 2000, each non-employee Director shall also receive, as additional compensation, a quarterly grant of Company Common Stock equal to $500, rounded down to the nearest whole number of shares, plus cash in lieu of fractional shares.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Company's Compensation Committee during the fiscal year 2000 were Messrs. R. G. Daigle, D. J. Daigle, Grass, and Ms. Gallant, none of whom are now, or have ever been, employees or officers of the

Company. Except for their positions as directors, Messrs. R. G. Daigle, D. J. Daigle, Grass, and Ms. Gallant, have not engaged and are not proposing to engage, in any transactions with the Company in which they have a direct or indirect material interest. None of the Company's executives served as directors of any other entity under conditions requiring disclosure in this Proxy Statement.

BOARD EXECUTIVE COMPENSATION COMMITTEE REPORT

The Company's Executive Compensation Committee met on May 8, 2000, to develop recommendations for salary levels for all executive officers for the twelve months beginning June 1, 2000. The Committee's recommendations were adopted by the entire Board, without material modification, on May 9, 2000.

In developing recommended executive base salary levels, the Committee relied on reports by independent management consultants reviewing executive salary levels for comparable utility companies as well as certain businesses within the Company's service territory. The Committee also reviews with the Chief Executive Officer the performance of the other executive officers. The entire Board reviews the Chief Executive Officer's performance in his absence. In making specific base salary recommendations for the individual executive officers the Committee also considers the officer's performance, the general economy in the Company's service territory and the Company's overall financial condition, both currently and as anticipated during the period the salary will be in effect. The Committee does not currently use any specific quantitative measures or indices of Company performance in developing its base salary recommendations for any of the executive officers, including the Chief Executive Officer, nor does it have formal salary grades and ranges. Instead, the Committee's decisions are based upon an informal and subjective review of the matters described above.

In addition to any adjustments to executive base salaries, the Company has also adopted an Executive Incentive Compensation Plan for all executive officers. The Plan provides for graduated awards expressed as a percent of the executive officer's base salary (up to a maximum of 15%) for quantitative performance-related goals. For the 2000 salary adjustment, these goals include attaining a market price for the Company's Common Stock of at least $19 per share on the AMEX as measured on December 31, 1999, savings of controllable expenditures as established by the Board's Budget and Finance Committee, attaining customer satisfaction and reliability levels approved by the Maine Public Utilities Commission (MPUC), maintaining competitive rates, avoiding the loss of a major customer, specified growth through the Company's economic development efforts, improvements in the Company's safety performance, and developing an independent system administrator for Northern Maine. Performance in each of these areas can result in an award of anywhere between 1% and 4% of base salary. The overall amount can be reduced to 50% for the violation of Chapter 304 of the MPUC's regulations, governing the relationship between the Company and its unregulated subsidiary, Energy Atlantic, LLC., and to 0% for the second violation. No violations occurred. Moreover, if the market price target is not met, awards will be made for attainment of the other specified goals, but only at 50% of the authorized adjustment. For the 2000 salary adjustment, the goals for customer satisfaction, competitive rates, no loss of a major customer, and independent system administrator development were wholly or partially satisfied, for a total value of 6.34%. Because the market price target was not met, the total amount for 2000 was 3.17%, or 50% of this value.

D. James Daigle

Richard G. Daigle

Deborah L. Gallant

Nathan L. Grass, Chairman

Members, Executive Compensation Committee

INDEPENDENT PUBLIC ACCOUNTANTS

The firm of PricewaterhouseCoopers, LLP, (PWC) independent public accountants, has been appointed by the Board of Directors for each year since 1996 to examine the accounts of the Company. Representatives of PWC are not expected to be present at the Annual Meeting of Stockholders.

CORPORATE PERFORMANCE GRAPH

The following table compares total shareholder returns over the last five fiscal years to the American Market Value Index (AMEX) and the S&P Utilities Index (S&P). Total return values for the AMEX, S&P, and Maine Public Service (MPS) were calculated based on cumulative total return values assuming reinvestment of dividends. As depicted on the performance graph, the S&P Utilities Index exceeded the five year total return for MPS stock, whereas the AMEX Index equaled the five year total return for the Company's stock. The shareholder return, shown on the graph, is not necessarily indicative of future performance.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG MAINE PUBLIC SERVICE COMPANY,

THE AMEX MARKET VALUE INDEX AND THE S&P UTILITIES INDEX

	CUMULATIVE TOTAL RETURN
	12/95	12/96	12/97	12/98	12/99	12/00
Maine Public Service Company	100.00	93.66	67.77	91.30	111.09	178.86
AMEX Market Value	100.00	101.59	127.06	136.38	174.22	179.02
S & P Utilities	100.00	103.12	128.55	147.53	134.44	214.66

* $100 INVESTED ON 12/31/95 IN STOCK OR INDEX -

INCLUDING REINVESTMENT OF DIVIDENDS.

FISCAL YEAR ENDING DECEMBER 31.

STOCKHOLDER PROPOSALS

Stockholder proposals intended for inclusion in the 2002 Proxy and Proxy Statement must be received by the Clerk of the Company, PO Box 1209, Presque Isle, Maine 04769-1209, not later than December 5, 2001.

ADDITIONAL INFORMATION TO STOCKHOLDERS

Any Stockholder who is a beneficial owner of Maine Public Service Company's securities may, upon written request and without charge, obtain a copy of the Company's Annual Report and Form 10-K for 2000, including financial statements and schedules, but not exhibits. Any such request should be directed to Mr. Stephen A. Johnson, Clerk of Maine Public Service Company, P. O. Box 1209, Presque Isle, Maine 04769-1209.

ANNUAL REPORT FOR 2000

The Annual Report for the fiscal year ended December 31, 2000, has been mailed to all Stockholders of the Company with this Proxy and Proxy Statement.

DISCRETIONARY AUTHORITY

The only business to be presented to the meeting, by any persons, of which the Company is aware is that which is specified in said notice, and any action in connection with or for the purpose of affecting the same. The accompanying form of proxy provides for discretionary authority for the persons named in the Proxy, or any substitute, to vote in accordance with their judgment on any matters other than those specified in the notice which may properly come before the meeting and the Proxy will be voted in accordance with such discretionary authority.

Maine Public Service Company

209 State Street

P. O. Box 1209

Presque Isle, Maine 04769-1209

Tel. No. (207) 768-5811 - FAX No. (207) 764-6586

Home Page: http://www.mainepublicservice.com - E-Mail: mainepub@mfx.net

Appendix A

Maine Public Service Company

Charter for the Audit Committee

of the Board of Directors

MEMBERSHIP AND MEETINGS

The Audit Committee (the "Committee") of the Board of Directors (the "Board") shall consist of not less than three directors, none of whom are active officers or employees of the Company. The Board shall elect a Chairman and members of the Committee periodically.

Directors assigned to the Committee must be independent, as defined by appropriate regulatory authorities. Each member must be able to understand the Company's financial statements. At least one director must have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities.

The Independent Auditors are accountable to the Audit Committee and to the Board of Directors. The Committee, as representatives of shareholders, have the authority and responsibility to select, evaluate, and, where appropriate, recommend replacement of the independent auditors.

The Committee shall meet as necessary and at least twice each year or at the request of the Chairman and shall report to the Board after each meeting. The Committee may meet in person or by teleconferencing.

Each member of the Committee shall be entitled to one vote, with a simple majority of those members present deciding an issue.

DUTIES AND RESPONSIBILITIES

Responsibilities

I. Financial Audits

- The Committee has oversight responsibilities for the Company's financial statements.

- The Committee provides an avenue of communication between the independent auditors, management and the Board.

A. Independent Auditors

- Confirm and assure the independence of the independent auditors.

- Nominate, subject to ratification of the Board, the independent public accounting firm to conduct the annual audit and interim reviews of the Company's books of account and records for a period not to exceed three years.

- Review proposed audit services, including scope of audit, engagement memorandum, and estimated fees for the current fiscal year audit.

- Review all non-audit services proposed to be undertaken by the independent auditor, giving particular attention to the nature of the services being offered, the qualifications of the accountants to perform the services, the estimated fees and the relationship between the services and the firm's independence.

- Evaluate the performance of the independent auditors.

B. Annual Audit Plan

- Review status of any outstanding issues from previous comment letter recommendations.

- Review the scope of the annual external audit plan for the Company.

C. Review Annual and Quarterly Financial Statements with Auditors and Management

- Review with management and the independent auditors prior to release, the audited financial statements for the year, the footnotes and management's discussion and analysis (MD&A) to the Annual Financial Report and Form 10-K, including any significant estimates that exist in the financial statements, and significant accounting issues (e.g., accounting changes, unusual events, disclosure of unusual events, application of new accounting principles, general and litigation contingencies, etc.).

- Review with management and the independent auditors prior to release, the unaudited quarterly financial statements, the footnotes and MD&A of the Form 10-Q, including any significant estimates that exist in the financial statements, and significant accounting issues (e.g., accounting changes, unusual events, disclosure of unusual events, application of new accounting principles, general and litigation contingencies, etc.)

- Review with management and the independent auditors the unadjusted differences identified by the independent auditors as a result of their audit or review of the quarterly financial statements.

- Discuss the nature of any disagreements that occurred between management and the independent auditors with respect to any accounting or audit issue.

- Review Management Comment Letter with auditors and management.

D. Review of Internal Controls

- Review the Company's process for assessing the risk of, and control strategies for preventing fraudulent financial reporting.

- Review programs the Company may institute to correct any material weaknesses in internal control.

- Review and oversee activities of Energy Atlantic.

- Review risk management activities with the Risk Management Oversight Committee of Energy Atlantic at least annually, and as required.

- Review the program established by management to monitor compliance with laws and regulations and the Company's Standards of Conduct policy.

- Review legal issues with in-house counsel at least annually, and as required.

II. Other

- Prepare and file all required communications with shareholders.

- Keep records which reflect the Committee's actions, and report to the Board after each meeting of the Committee concerning the activities thereof.

- Meet with the independent auditors and management in separate executive sessions to discuss matters that the Committee or the other parties believe should be discussed privately.

- Carry out other duties as may be delegated to it from time to time by the Board.

- Hire such other agents and advisors as may be appropriate to carry out its duties.

- Review and update the Charter to comply with regulatory guidelines.

Date: June 2, 2000

/s/ Donald F. Collins

Audit Committee Chairman

Date: June 2, 2000

/s/ G. M. Hovey

Chairman of the Board of Directors

Maine Public Service Company

209 State Street

P. O. Box 1209

Presque Isle, Maine 04769-1209

Tel. No. (207) 768-5811 - FAX No. (207) 764-6586

Home Page: http://www.mainepublicservice.com - E-Mail: mainepub@mfx.net

(Front of Proxy Card)

MAINE PUBLIC SERVICE COMPANY

Solicited by the Board of Directors for use at the Annual Meeting of Stockholders of

Maine Public Service Company - May 8, 2001 at 10:00 A.M.

209 State Street, Presque Isle, Maine.

The undersigned hereby appoints G. Melvin Hovey, Paul R. Cariani and Stephen A. Johnson, or any one or more of them, attorneys and proxies, with full power of substitution and revocation in each, for and on behalf of the undersigned and with all the powers the undersigned would possess if personally present, to vote upon all matters coming before the above Annual Meeting and any adjournment thereof all shares of Common Stock of Maine Public Service Company that the undersigned would be entitled to vote at such meeting.

The shares represented by this proxy will be voted as directed by the stockholder. If no direction is given when the duly executed proxy is returned, such shares will be voted "FOR all nominees" in Item 1.

(Continued, and to be signed, on reverse side)

MAINE PUBLIC SERVICE COMPANY

P.O. BOX 11363

NEW YORK, N.Y. 10203-0363

(Back of Proxy Card)

The Board of Directors Recommends a vote "FOR all nominees" in Item 1.

Item 1 - Election of the following nominees as directors: FOR all nominees listed below ( )

WITHHOLD AUTHORITY to vote for all nominees listed below ( )

*EXCEPTIONS ( )

Nominees: Paul R. Cariani, Richard G. Daigle, J. Gregory Freeman

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)

*Exceptions__________________________________________________________________________________

Change of Address and/

or Comments Mark Here ( )

Please mark, date and sign your name as it appears at left. If acting as executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please sign in full corporate name by duly authorized officer. If shares are held jointly, either stockholder named may sign.

Dated:_________________________________________________________________ , 2001

__________________________________________________________________________________________________

Signature

__________________________________________________________________________________________________

Signature

Votes MUST be indicated (x) in Black or Blue ink. ( )

Sign, Date and Return the Proxy Card in the Enclosed Envelope.